NEWS RELEASE
August 2, 2012                                                                           Contact:    Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                     (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2012.  Giving effect to the consolidation of TV One, net revenue was approximately $105.9 million, an increase of 9.1% from the same period in 2011.  Also giving effect to the consolidation of TV One, station operating income1 was approximately $41.4 million, an increase of 19.0% from the same period in 2011. The Company reported operating income of approximately $21.5 million compared to operating income of approximately $15.8 million for the same period in 2011. Net income was approximately $42.7 million or $0.85 per share compared to net income of $98.6 million or $1.94 per share, for the same period in 2011.  Net income for the quarter ended June 30, 2011 included the impact of a non-cash pre-tax gain of approximately $146.9 million resulting from its increased ownership and controlling interest in TV One recorded during that period.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “I was pleased with our second quarter core radio revenue growth of 6.5% year over year. While the timing of the One Love Gospel Cruise and other corporate revenues brought the headline radio revenue growth rate down to 2.7%, I believe we strongly outperformed the markets in which we operate. We expect this trend to continue into the third quarter, where we are currently pacing up high single digits, with political revenues likely to strengthen as we move closer to the Presidential election. TV One continued its growth trajectory with Quarterly EBITDA of $11.7 million, up 32.8% from the same period last year. The dividends received from TV One remain an important source of cash-flow for Radio One, and we intend to manage this aspect of the business prudently, with a view towards managing our bank covenant step-downs in 2013. Our Internet division had a somewhat weaker than expected second quarter, with a lack of tent-pole events around which to build revenue. I expect their progress towards profitability to resume in the third quarter.”

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PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$105,916	$97,062	$208,958	$162,070
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	32,958	30,718	64,123	49,549
Selling, general and administrative, excluding stock-based compensation	31,553	31,594	70,362	59,925
Corporate selling, general and administrative, excluding stock-based compensation	9,824	7,523	19,390	14,772
Stock-based compensation	46	1,199	90	2,136
Depreciation and amortization	9,742	10,238	19,427	14,321
Impairment of long-lived assets	313	-	313	-
Total operating expenses	84,436	81,272	173,705	140,703
Operating income	21,480	15,790	35,253	21,367
INTEREST INCOME	25	9	47	17
INTEREST EXPENSE	22,928	22,916	46,675	42,249
GAIN ON INVESTMENT IN AFFILIATED COMPANY	-	146,879	-	146,879
LOSS ON RETIREMENT OF DEBT	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	-	208	-	3,287
OTHER EXPENSE, net	610	47	603	22
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(2,033)	139,923	(11,978)	121,536
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(48,491)	38,611	16,763	84,230
Net income (loss) from continuing operations	46,458	101,312	(28,741)	37,306
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	7	(45)	21	(81)
CONSOLIDATED NET INCOME (LOSS)	46,465	101,267	(28,720)	37,225
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,797	2,717	7,854	2,920
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$42,668	$98,550	$(36,574)	$34,305

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$42,661	$98,595	$(36,595)	$34,386
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	7	(45)	21	(81)
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$42,668	$98,550	$(36,574)	$34,305

Weighted average shares outstanding - basic2	50,006,085	50,831,560	49,997,752	51,474,556
Weighted average shares outstanding - diluted3	50,124,418	52,905,060	49,997,752	53,646,473

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 PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Net income (loss) from continuing operations (basic)	$0.85	$1.94	$(0.73)	$0.67
Income (loss) from discontinued operations, net of tax (basic)	0.00	(0.00)	0.00	(0.00)
Consolidated net income (loss) attributable to common stockholders (basic)	$0.85	$1.94	$(0.73)	$0.67

Net income (loss) from continuing operations (diluted)	$0.85	$1.86	$(0.73)	$0.64
Income (loss) from discontinued operations, net of tax (diluted)	0.00	(0.00)	0.00	(0.00)
Consolidated net income (loss) attributable to common stockholders (diluted)	$0.85	$1.86	$(0.73)	$0.64

SELECTED OTHER DATA
Station operating income 1	$41,405	$34,750	$74,473	$52,596
Station operating income margin (% of net revenue)	39.1%	35.8%	35.6%	32.5%

Station operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$42,668	$98,550	$(36,574)	$34,305
Add back non-station operating income items included in consolidated net income (loss):
Interest income	(25)	(9)	(47)	(17)
Interest expense	22,928	22,916	46,675	42,249
(Benefit from) provision for income taxes	(48,491)	38,611	16,763	84,230
Corporate selling, general and administrative expenses	9,824	7,523	19,390	14,772
Stock-based compensation	46	1,199	90	2,136
Gain on investment in affiliated company	-	(146,879)	-	(146,879)
Loss on retirement of debt	-	-	-	7,743
Equity in income of affiliated company	-	(208)	-	(3,287)
Other expense, net	610	47	603	22
Depreciation and amortization	9,742	10,238	19,427	14,321
Noncontrolling interest in income of subsidiaries	3,797	2,717	7,854	2,920
Impairment of long-lived assets	313	-	313	-
(Income) loss from discontinued operations, net of tax	(7)	45	(21)	81
Station operating income	$41,405	$34,750	$74,473	$52,596

Adjusted EBITDA4	$31,581	$27,227	$55,083	$37,824

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders	$42,668	$98,550	$(36,574)	$34,305
Interest income	(25)	(9)	(47)	(17)
Interest expense	22,928	22,916	46,675	42,249
(Benefit from) provision for income taxes	(48,491)	38,611	16,763	84,230
Depreciation and amortization	9,742	10,238	19,427	14,321
EBITDA	$26,822	$170,306	$46,244	$175,088
Stock-based compensation	46	1,199	90	2,136
Gain on investment in affiliated company	-	(146,879)	-	(146,879)
Loss on retirement of debt	-	-	-	7,743
Equity in income of affiliated company	-	(208)	-	(3,287)
Other expense, net	610	47	603	22
Noncontrolling interest in income of subsidiaries	3,797	2,717	7,854	2,920
Impairment of long-lived assets	313	-	313	-
(Income) loss from discontinued operations, net of tax	(7)	45	(21)	81
Adjusted EBITDA	$31,581	$27,227	$55,083	$37,824

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PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2012	December 31, 2011
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$42,760	$35,939
Intangible assets, net	1,223,820	1,244,861
Total assets	1,474,387	1,486,482
Total debt (including current portion)	819,930	808,904
Total liabilities	1,077,736	1,055,541
Total equity	378,651	410,598
Redeemable noncontrolling interest	18,000	20,343
Noncontrolling interest	207,704	205,063

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $6.1 million (subject to variable rates) (a)	$373,148	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,035	12.50%
6 3/8% senior subordinated notes (fixed rate)	747	6.38%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread currently at 6.00% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue increased to approximately $105.9 million for the quarter ended June 30, 2012, from approximately $97.1 million for the same period in 2011, an increase of 9.1%. We began to consolidate the results of TV One during the second quarter of 2011 and recognized approximately $32.3 million of revenue from our new cable television segment during the three months ended June 30, 2012 compared to $25.2 million for the period April 15, 2011 through June 30, 2011.  Net revenues from our radio segment for the quarter ended June 30, 2012 increased 2.7% from the same period in 2011. Excluding the timing difference for the Company’s annual Gospel Cruise held in March 2012 versus April 2011, our core radio revenue, including syndicated programming, increased 6.5% for the quarter ended June 30, 2012 compared to the same period in 2011. Our Atlanta, Baltimore, Dallas, Detroit, Indianapolis, Raleigh and Washington D.C. clusters posted the most significant quarterly growth, while our Columbus, Philadelphia and St. Louis markets posted the most significant declines. Reach Media’s net revenues decreased 12.6% in the second quarter 2012 compared to the same period in 2011 partially due to changes to certain of Reach Media’s affiliate agreements that became effective on January 1, 2012.  Net revenues for our internet business increased 2.7% for the three months ended June 30, 2012 compared to the same period in 2011.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $74.3 million for the quarter ended June 30, 2012, up 6.4% from the approximately $69.8 million incurred for the comparable quarter in 2011. Approximately $2.3 million of the increase is a result of additional programming and technical expenses, partially related to the TV One consolidation. For our cable television segment, these operating expenses include expenses associated with the technical, programming, production, and content management. The additional increase of our programming and technical expenses is due to higher payroll and talent costs in our radio broadcasting and Reach Media segments. In addition, there were increases in corporate expenses due to higher professional fees, research and bad debt expense at our cable television segment.

Stock-based compensation decreased to $46,000 for the quarter ended June 30, 2012, compared to approximately $1.2 million for the same period in 2011. Vesting associated with the Company’s long-term incentive plan whereby officers and certain key employees were granted a total of 3,250,000 shares of restricted stock in January of 2010 was fully completed as of December 31, 2011. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.

Depreciation and amortization expense decreased to approximately $9.7 million compared to approximately $10.2 million for the quarters ended June 30, 2012 and 2011, respectively, a decrease of 4.9%. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Interest expense remained flat at approximately $22.9 million for the quarter ended June 30, 2012 compared to the same period in 2011. The Company made cash interest payments of approximately $15.5 million for the quarter ended June 30, 2012. Through May 15, 2012, interest on the Company’s 12½%/15% Senior Subordinated Notes was payable at our election partially in cash and partially through the issuance of additional 12½%/15% Senior Subordinated Notes (a “PIK Election”) on a quarterly basis.  The PIK Election expired on May 15, 2012 and interest accruing from and after May 15, 2012 accrues at a rate of 12½% and is payable in cash.

The gain on investment in affiliated company of approximately $146.9 million for the three months ended June 30, 2011 was due to acquiring the controlling interest in and the accounting impact of consolidating TV One results as of April 14, 2011.  The gain was computed as the difference between the book value and the fair value of our investment in TV One at the time we obtained control of TV One.

Other expense of $610,000 for the quarter ended June 30, 2012 compared to other expense of $47,000 for the quarter ended June 30, 2011. Other expense for the quarter ended June 30, 2012 was primarily due to the disposal of assets associated with the Company’s corporate office move.

There was no equity in income of affiliated company for the quarter ended June 30, 2012 compared to $208,000 for the same period in 2011. Equity in income of affiliated company reflected our estimated equity in the net income of TV One. As a result of the consolidation of TV One during the second quarter of 2011, there was no equity in income of affiliated company for the three months ended June 30, 2012. Previously, the Company’s share of the net income was driven by TV One’s capital structure and the Company’s percentage ownership of the equity securities of TV One.

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PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

The benefit from income taxes for the quarter ended June 30, 2012 was approximately $48.5 million compared to a provision for income taxes of approximately $38.6 million for the comparable period in 2011. The decrease is primarily attributable to adjusting the year-to-date income tax provision based on the actual effective tax rate as of June 30, 2012.  The provision for income taxes of approximately $38.6 million for the same period in 2011 is attributable to the increase in the deferred tax liability for indefinite-lived intangibles. The Company paid $287,000 in taxes for the quarter ended June 30, 2012.

Income (loss) from discontinued operations, net of tax, includes the results of operations for our sold radio stations (or stations made the subject of a local marketing agreement) and Giant Magazine, which ceased publication in December 2009. Income from discontinued operations, net of tax, was $7,000 for the quarter ended June 30, 2012, compared to a loss from discontinued operations, net of tax, of $45,000 for the same period in 2011. The activity for the three months ended June 30, 2012 and 2011 resulted primarily from our remaining station in our Boston market entering into an LMA. The income (loss) from discontinued operations, net of tax, includes no tax provision for either of the three month periods ended June 30, 2012 or 2011.

The increase in noncontrolling interests in income of subsidiaries is due primarily to the impact of consolidating TV One’s operating results for a full quarter during the three months ended June 30, 2012.  This amount is partially offset by a net loss generated by Reach Media for the three months ended June 30, 2012 compared to net income for the same period in 2011.

Other pertinent financial information includes capital expenditures of approximately $3.8 million and $1.9 million for the quarters ended June 30, 2012 and 2011, respectively.  Approximately $1.4 million of capital expenditures for the quarter ended June 30, 2012 relates to the Company’s corporate office move to Silver Spring, MD. The Company received dividends from TV One in the amount of approximately $1.8 million for the quarter ended June 30, 2012. As of June 30, 2012, the Company had total debt (net of cash balances) of approximately $777.2 million. The Company’s cash and cash equivalents by segment are as follows:  radio and internet approximately $22.0 million, Reach Media approximately $4.1 million and cable television approximately $16.7 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of $232,000 and long-term investments of approximately $2.9 million.

Other Matters

The Company has determined, and Ernst & Young LLP, the Company’s independent registered public accounting firm agrees, that the Company’s previously filed consolidated statement of cash flows for the year ended December 31, 2011 and interim consolidated statements of cash flows within that year and the first quarter of 2012 require restatement as a result of a classification error.  Those statements of cash flows improperly classified payments for content assets as investing activities rather than operating activities. The classification errors had no impact on the net increase in cash and cash equivalents, cash balance, the consolidated balance sheet, the consolidated statement of operations or the consolidated statement of stockholders’ equity in any of the affected periods.

The adjustment to the consolidated statement of cash flows for the year ended December 31, 2011 will reclassify approximately $23.4 million of payments for content assets from investing activities to operating activities. Accordingly, net cash provided by operating activities will decrease by approximately $23.4 million and net cash provided by investing activities will increase by approximately $23.4 million.

The authorized officers of the Company have discussed with Ernst & Young LLP the matters that will be disclosed in Current Report on Form 8-K to be filed with the SEC no later than August 3, 2012.

The Company also intends to file an amendment on Form 10-K/A to its 2011 Form 10-K to amend its financial statements therein to reflect the aforementioned reclassifications. The Company will also report reclassifications related to this matter for each interim period in 2011 in the revised notes to the 2011 consolidated financial statements when filed on Form 10-K/A, and will report the effects on the consolidated statement of cash flows for the three months ended March 31, 2012 when it files its second quarter 10-Q in the coming weeks.

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PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2012 and 2011 are included.

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PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2012
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$105,916	$61,759	$8,546	$4,423	$32,254	$(1,066)
OPERATING EXPENSES:
Programming and technical	32,958	13,076	6,004	2,026	12,879	(1,027)
Selling, general and administrative	31,553	21,990	1,226	2,872	5,719	(254)
Corporate selling, general and administrative	9,824	-	1,715	-	1,994	6,115
Stock-based compensation	46	15	-	-	-	31
Depreciation and amortization	9,742	1,623	293	823	6,762	241
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	84,436	37,017	9,238	5,721	27,354	5,106
Operating income (loss)	21,480	24,742	(692)	(1,298)	4,900	(6,172)
INTEREST INCOME	25	-	2	-	8	15
INTEREST EXPENSE	22,928	250	-	-	3,039	19,639
OTHER EXPENSE (INCOME), net	610	(7)	-	-	-	617
(Loss) income before benefit from income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(2,033)	24,499	(690)	(1,298)	1,869	(26,413)
BENEFIT FROM INCOME TAXES	(48,491)	(48,358)	(133)	-	-	-
Net income (loss) from continuing operations	46,458	72,857	(557)	(1,298)	1,869	(26,413)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	7	7	-	-	-	-
CONSOLIDATED NET INCOME (LOSS)	46,465	72,864	(557)	(1,298)	1,869	(26,413)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,797	-	-	-	-	3,797
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$42,668	$72,864	$(557)	$(1,298)	$1,869	$(30,210)

Adjusted EBITDA4	$31,581	$26,693	$(399)	$(475)	$11,662	$(5,900)

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PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$97,062	$60,162	$9,774	$4,307	$25,166	$(2,347)
OPERATING EXPENSES:
Programming and technical	30,718	13,291	5,307	2,274	11,773	(1,927)
Selling, general and administrative	31,594	22,792	1,343	2,518	5,813	(872)
Corporate selling, general and administrative	7,523	-	1,670	-	(84)	5,937
Stock-based compensation	1,199	178	-	34	-	987
Depreciation and amortization	10,238	1,681	990	919	6,429	219
Total operating expenses	81,272	37,942	9,310	5,745	23,931	4,344
Operating income (loss)	15,790	22,220	464	(1,438)	1,235	(6,691)
INTEREST INCOME	9	-	3	-	5	1
INTEREST EXPENSE	22,916	-	17	-	3,148	19,751
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
EQUITY IN INCOME OF AFFILIATED COMPANY	208	-	-	-	-	208
OTHER EXPENSE, net	47	-	-	-	-	47
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and loss (income) from discontinued operations	139,923	22,220	450	(1,438)	(1,908)	120,599
PROVISION FOR INCOME TAXES	38,611	38,461	150	-	-	-
Net income (loss) from continuing operations	101,312	(16,241)	300	(1,438)	(1,908)	120,599
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(45)	(46)	-	1	-	-
CONSOLIDATED NET INCOME (LOSS)	101,267	(16,287)	300	(1,437)	(1,908)	120,599
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,717	-	-	-	-	2,717
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$98,550	$(16,287)	$300	$(1,437)	$(1,908)	$117,882

Adjusted EBITDA4	$27,227	$24,079	$1,454	$(485)	$7,664	$(5,485)

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PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2012
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$208,958	$114,493	$22,099	$10,207	$64,490	$(2,331)
OPERATING EXPENSES:
Programming and technical	64,123	26,088	11,981	4,079	24,101	(2,126)
Selling, general and administrative	70,362	44,285	7,716	6,283	12,691	(613)
Corporate selling, general and administrative	19,390	-	3,610	-	4,118	11,662
Stock-based compensation	90	32	-	-	-	58
Depreciation and amortization	19,427	3,228	593	1,637	13,511	458
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	173,705	73,946	23,900	11,999	54,421	9,439
Operating income (loss)	35,253	40,547	(1,801)	(1,792)	10,069	(11,770)
INTEREST INCOME	47	-	4	-	14	29
INTEREST EXPENSE	46,675	499	-	-	6,078	40,098
OTHER EXPENSE (INCOME), net	603	(15)	-	-	1	617
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(11,978)	40,063	(1,797)	(1,792)	4,004	(52,456)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	16,763	17,387	(624)	-	-	-
Net (loss) income from continuing operations	(28,741)	22,676	(1,173)	(1,792)	4,004	(52,456)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	21	21	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(28,720)	22,697	(1,173)	(1,792)	4,004	(52,456)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7,854	-	-	-	-	7,854
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(36,574)	$22,697	$(1,173)	$(1,792)	$4,004	$(60,310)

Adjusted EBITDA4	$55,083	$44,120	$(1,208)	$(155)	$23,580	$(11,254)

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PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$162,070	$108,419	$24,500	$7,821	$25,166	$(3,836)
OPERATING EXPENSES:
Programming and technical	49,549	26,105	10,609	4,683	11,773	(3,621)
Selling, general and administrative	59,925	41,775	8,301	5,156	5,813	(1,120)
Corporate selling, general and administrative	14,772	-	3,347	-	(84)	11,509
Stock-based compensation	2,136	318	-	58	-	1,760
Depreciation and amortization	14,321	3,433	1,974	2,037	6,429	448
Total operating expenses	140,703	71,631	24,231	11,934	23,931	8,976
Operating income (loss)	21,367	36,788	269	(4,113)	1,235	(12,812)
INTEREST INCOME	17	-	9	-	5	3
INTEREST EXPENSE	42,249	-	29	-	3,148	39,072
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	7,743	-	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	3,287	-	-	-	-	3,287
OTHER EXPENSE (INCOME), net	22	31	-	-		(9)
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	121,536	36,757	249	(4,113)	(1,908)	90,551
PROVISION FOR INCOME TAXES	84,230	84,152	78	-	-	-
Net income (loss) from continuing operations	37,306	(47,395)	171	(4,113)	(1,908)	90,551
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(81)	(82)	-	1		-
CONSOLIDATED NET INCOME (LOSS)	37,225	(47,477)	171	(4,112)	(1,908)	90,551
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,920	-	-	-	-	2,920
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$34,305	$(47,477)	$171	$(4,112)	$(1,908)	$87,631

Adjusted EBITDA4	$37,824	$40,539	$2,243	$(2,018)	$7,664	$(10,604)

-MORE-

PAGE 12 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for second fiscal quarter of 2012. This conference call is scheduled for Thursday, August 2, 2012 at 10:00 a.m. Eastern Daylight Time. To participate on this call, U.S. callers may dial toll-free 1-800-230-1093; international callers may dial direct (+1) 612-332-0107.

A replay of the conference call will be available from 12:00 p.m. EDT August 2, 2012 until 11:59 p.m. August 5, 2012. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 255002. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (http://www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning or operating 54 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother’s “Spirit” program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           For the three months ended June 30, 2012 and 2011, Radio One had 50,006,085 and 50,831,560 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2012 and 2011, Radio One had 49,997,752 and 51,474,556 shares of common stock outstanding on a weighted average basis (basic), respectively.

3           For the three months ended June 30, 2012 and 2011, Radio One had 50,124,418 and 52,905,060 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the six months ended June 30, 2012 and 2011, Radio One had 49,997,752 and 53,646,473 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.

4           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.